Exhibit 10.5
COMMITMENT TO OFFER COMMERCIAL OPPORTUNITIES

COMPROMISSO DE OFERTA DE OPORTUNIDADE COMERCIAL	COMMITMENT TO OFFER COMMERCIAL OPPORTUNITIES

Este Compromisso de Oferta de Oportunidade Comercial (o “Compromisso”) é celebrado entre:	This Commitment to Offer Commercial Opportunities (the “Commitment”) is entered into among:
(i)           Cosan Limited, sociedade existente sob as leis de Bermuda, com sede em Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, inscrita no CNPJ sob nº 08.887.330/0001-52, neste ato representada por seus representantes legais de acordo com seu Contrato Social (“Cosan Ltd”);

(i)           Cosan Limited, a company organized and existing under the laws of Bermuda, with its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, enrolled with the Brazilian National Registry of Legal Entities (CNPJ) under No. 08.887.330/0001-52, hereby represented by its legal representatives in accordance with its bye-laws (“Cosan Ltd”);

(ii)          Cosan S.A., sociedade anônima com sede na cidade de Piracicaba, Estado de São Paulo, no prédio administrativo Cosan, localizado no Bairro Costa Pinto s/nº, inscrita no CNPJ sob nº 50.746.577/0001-15, neste ato representada por seus representantes legais de acordo com seu Estatuto Social (“Cosan S.A.” e, conjuntamente com a Cosan Ltd, as “Partes”); e

(ii)          Cosan S.A., a Brazilian corporation, with its headquarters in the city of Piracicaba, São Paulo State, in the Cosan Administrative Building, located at Bairro Costa Pinto s/nº, enrolled with the CNPJ under No. 50.746.577/0001-15, hereby represented by its legal representatives in accordance with its by-laws (“Cosan S.A.”, and together with Cosan Ltd, the “Parties”); and

(iii)         Rubens Ometto Silveira Mello, brasileiro, casado, engenheiro, portador de Cédula de Identidade nº 4.170.972-SP, e inscrito no Cadastro de Pessoas Físicas do Ministério de Fazenda (CPF/MF) sob o nº 412.321.788-53, residente e domiciliado na Capital do Estado de São Paulo, com endereço comercial na Avenida Juscelino Kubitschek, 1726, 6º andar (“Interveniente-Anuente”).

(iii)        Rubens Ometto Silveira Mello, Brazilian citizen, married, engineer, bearer of Identification Card No. 4.170.972-SP, and enrolled with the Individual Taxpayers’ Registry of the Federal Revenue Office (CPF/MF) under No. 412.321.788-53, resident and domiciled in the capital of the State of São Paulo, with business address at Avenida Juscelino Kubitschek, 1726, 6th floor (“Consenting Intervening Party”).

CONSIDERANDO QUE:	WHEREAS:
1. Cosan Ltd tem, dentre seus objetivos sociais, explorar oportunidades comerciais no ramo de açúcar e etanol fora do Brasil;	1. One of Cosan Ltd’s business purposes is to explore commercial opportunities in the sugar ethanol sector outside of Brazil; and

2. Cosan S.A., como controlada da Cosan Ltd, tem interesse em avaliar propostas e eventualmente participar de tais oportunidades internacionais.	2. Cosan S.A., as a subsidiary of Cosan Ltd, is interested in evaluating proposals and eventually participating in these international opportunities;
RESOLVEM as Partes firmar este Compromisso, que se regerá pelos termos e condições a seguir estipulados:	NOW THEREFORE the Parties hereby agree to enter into this Commitment to be governed by the terms and conditions set forth below:

Cláusula 1. Objeto	Section 1. Subject Matter
1.1           O objeto deste Compromisso é o estabelecimento do mecanimso para o oferecimento de investimentos em oportunidades comerciais no ramo de açúcar e etanol, fora do Brasil, que sejam consideradas relevantes para a Cosan S.A. (“Oportunidades”), por parte da Cosan Ltd., para a exploração conjunta das Oportunidades com a Cosan S.A.

1.1           The purpose of this Commitment is to provide for a mechanism whereby Cosan Ltd will offer investments in commercial opportunities in the sugar and ethanol sector outside of Brazil deemed material to Cosan S.A. (“Opportunities”), for joint development by the Parties.

Para efeitos da relevância das Oportunidades, assim serão consideradas aquelas que representem investimento superior a US$ 50,0 milhões por parte da Cosan Ltd.	Opportunities that represent an investment in excess of US$ 50.0 million on the part of Cosan Ltd will be deemed material.
1.2           Em caso de dúvida em relação à aplicação deste Compromisso a uma determinada Oportunidade, o oferecimento da possibilidade de exploração conjunta de tal Oportunidade à Cosan S.A. será determinado pelo voto dos Conselheiros Independentes da Cosan Ltd. e da Cosan S.A., conforme definição constante do Regulamento do Novo Mercado da Bolsa de Valores de São Paulo S.A. – Bovespa (“Bovespa”).

1.2           In the event of an uncertainty regarding the application of this Commitment to a particular Opportunity, the decision to offer the possibility of jointly developing such Opportunity to Cosan S.A. shall be made by vote of the independent directors of Cosan Ltd. and of Cosan S.A., as defined by the Regulations of the Novo Mercado of Bolsa de Valores de São Paulo S.A. - BVSP (“BOVESPA”).

1.3           Fica desde já esclarécido que as Oportunidades de investimento no exterior que sejam desenvolvidas por meio de aquisição de empresas cujo meio de pagamento de tal aquisição tenha sido, exclusivamente, (i) ações de emissão da Cosan Ltd e/ou (ii) assunção de dividas, estarão excluídas do presente compromisso.

1.3           For the avoidance of doubt, any Opportunity for investment outside Brazil effected by means of an acquisition of businesses where the payment for such acquisition has been made exclusively either (i) in shares issued by Cosan Ltd and/or (ii) by assumption of debt, will be excluded from this Commitment.

Cláusula 2. Oferecimento da Oportunidade	Section 2. Offer of Opportunities
2.1           Por meio do presente a Cosan Ltd se compromete a oferecer à Cosan S.A. a possibilidade de explorar conjuntamente as Oportunidades, de forma proporcional à quantidade de acionistas minoritários (os “Acionistas Minoritários”) existentes na Cosan S.A. à época por ocasião da assembléia geral que apreciar o oferecimento da Oportunidades (a “Assembléia Geral”), sendo que para efeitos desse item serão acionistas minoratários aqueles titulares de Ações em Circulação, conforme definição constante do Regulamento do Novo Mercado da Bovespa. Caso a Oportunidade envolva mais de um desembolso ao longo de um determinado período, a proporção da oportunidade a ser oferecida à Cosan S.A. será fixada na data do primeiro oferecimento de tal Oportunidade à Cosan S.A. e os desembolsos subeqüentes acionarão chamadas de capital correspondentes na Cosan S.A.

2.1           By means of this Commitment, Cosan Ltd undertakes to offer Cosan S.A. the possibility to jointly exploit the Opportunities in proportion to the number of minority shareholders (the “Minority Shareholders”) existing at Cosan S.A. at the time of the general meeting of shareholders that evaluates the offer of the Opportunity (the “General Meeting”). For purposes of this clause, a Minority Shareholder shall be a holder of Free Float Shares, as defined in the Regulations of the Novo Mercado of BOVESPA. In the event the Opportunity involves more than one disbursement during a determined period, the proportion of the opportunity to be offered to Cosan S.A. shall be set on the date of the first offer of such Opportunity to Cosan S.A. and subsequent disbursements shall require corresponding calls for capital in Cosan S.A.

2.2           A título exemplificativo, na presente data, considerando a existência de Acionistas Minoritários detentores de ações representativas de aproximadamente 49% do capital social da Cosan S.A., teríamos que a participação da Cosan S.A. na Oportunidade oferecida seria de até 49% dos ônus e bônus inerentes à Oportunidade.

2.2           For instance, on the date hereof, given that Minority Shareholder hold shares representing approximately 49% of the capital stock of Cosan S.A., the participation of Cosan S.A. in the Opportunity offered would be up to 49% of the loss or benefit inherent in the Opportunity.

2.3           A Oportunidade poderá ser oferecida à Cosan S.A. tão logo a Cosan Ltd. tenha elementos suficientes para avaliar sua viabilidade e atratividade econômica.e deverá ser oferecida para exploração conjunta pela Cosan S.A. no prazo máximo de até 3 (três) meses após a assinatura dos contratos relativos à Oportunidade.

2.3           The Opportunity may be offered to Cosan S.A. as soon as Cosan Ltd. has sufficient information to evaluate the feasibility and economic benefits and must be offered for joint development by Cosan S.A. within 3 (three) months from the date of the execution of the contracts relating to that Opportunity.

Cláusula 3. Apresentação das Oportunidades a Cosan S.A.	Section 3. Presentation of the Opportunities to Cosan S.A.
3.1 As Oportunidades serão apresentadas à Cosan S.A. por meio de um informe (o “Informe”), o qual conterá:	3.1 The Opportunities will be presented to Cosan S.A. by means of a bulletin (the “Bulletin”), which will contain:
(i)          as principais características da Oportunidade acerca dos aspectos técnicos, comerciais, empresariais, contábeis e fiscais, inclusive contemplando as eventuais diferenças entre tratementos fiscais, tributários ou de outra natureza existentes em relação ao aproveitamento da Oportunidade;

(i)           the main features of the Opportunity related to technical, commercial, business, accounting and tax aspects, including possible differences between the tax or other treatment in order to take advantage of the Opportunity;

(ii) os elementos necessários para apreciação da Oportunidade pelos acionistas sem, contudo, revelar informações que possam colocar em risco interesse legítimo da Cosan Ltd e da Cosan S.A.;	(ii) the necessary elements for shareholders to evaluate the Opportunity, without however providing information that could adversely affect the interests of Cosan Ltd and Cosan S.A.;

(iii) o capital a ser utilizado no desenvolvimento da Oportunidade, seja próprio ou de terceiros;	(iii) the capital to be utilized to develop the Opportunity, whether from the Parties themselves or third parties;
(iv) o valor da contribuição da Cosan S.A. necessario para exploração conjunta da Oportunidade (a “Contribuição da Cosan S.A.”); e	(iv) the amount of the contribution of Cosan S.A. necessary for joint development of the Opportunity (the “Contribution of Cosan S.A.”); and
(v) outras informações de interesse dos acionistas, conforme razoavelmente determinado pela Cosan Ltd..	(v) other information of interest to the shareholders as reasonably determined by Cosan Ltd.

Cláusula 4. Apreciação pela Assembléia Geral	Section 4. Evaluation by General Meeting
4.1           A Assembléia Geral da Cosan S.A. deverá deliberar acerca da Oportunidade, podendo concluir pela desaprovação ou aprovação da exploração conjunta da Oportunidade pela Cosan S.A. (a “Operação Conjunta”). A Cosan Ltd e os Controladores Indiretos não votarão na deliberação acerca da Opertunidade.

4.1           The General Meeting of Cosan S.A. must consider the Opportunity, and may reject or approve the joint exploitation of the Opportunity by Cosan S.A. (the “Joint Operation”).  Cosan Ltd and its indirect controlling shareholders will not be allowed to vote in the decision regarding the Opportunity.

4.2           Caso a Assembléia Geral da Cosan S.A. decida explorar a oportunidade, a Cosan Ltd, na qualidade de acianista controladora da Cosan S.A., se compromete a votar favoravelmente à aprovação de aumentos de capital na Cosan S.A. necessários para a exploração da Oportunidade.

4.2           If the General Meeting of Cosan S.A. decides to pursue the Opportunity, Cosan Ltd, as the controlling shareholder of Cosan S.A., undertakes to vote in favor of the capital increases in Cosan S.A. that may be necessary to pursue the Opportunity.

4.3           A participação da Cosan S.A. na Oportunidade deverá ser aprovada, em primeira convocação, por Acionistas Minoritários representando pelo menos 50% mais uma ação da participação detida exclusivamente por Acionistas Minoritários na Cosan S.A., independentemente do quorum de acionistas presentes à Assembléia Geral. Caso não seja obtido um quorum para a participação da Cosan S.A. na Oportunidade em primeira convocação, deverá ser imediatamente convocada novea Assembléia Geral para nova deliberação da participação da Cosan S.A. na Oportunidade.  Em segunda convocação, o quorum de deliberação será de pelo menos 50% mais uma ação da participação detida exclusivamente por Acionistas Minoritários na Cosan S.A., independentemente do quorum de acionistas presentes à Assembléia Geral.

4.3           The participation of Cosan S.A. in the Opportunity shall be approved, upon first call, by Minority Shareholders representing at least 50% plus one share held exclusively by Minority Shareholders of Cosan S.A., without regards to the quorum of shareholders present at the General Meeting. In the event the quorum for participation of Cosan S.A. in the Opportunity is not obtained upon the first call, a new general assembly shall immediately be called for evaluation of the Opportunity by Cosan S.A. On the second call, the requisite quorum shall be at least 50% plus one share held exclusively by Minority Shareholders of Cosan S.A., without regards to the quorum of shareholders present at the General Assembly.

4.4           Caso não estejam presentes à Assembléia Geral acionistas representando pelo menos 50% mais uma ação da participação detida exclusivamente por Acionistas Minoritários a Operação Conjunta será considerada desaprovada e a Cosan Ltd poderá explorar a Oportunidade livremente sem quaisquer medidas adioionais.

4.4           If shareholders present at the General Meeting did not represent at least 50% plus one share of the capital stock held exclusively by the Minority Shareholders, the Joint Operation would be deemed disapproved and Cosan Ltd may freely pursue the Opportunity without further action.

4.5           Nos aumentos de capital eventualmente necessários para exploração de Oportunidades, a Cosan Ltd. na qualidade de acionista controladora da Cosan S.A., se compromete a exercer o direito de preferência relativo à participação detida pela Cosan Ltd.

4.5           With respect to the capital increases that may become necessary to take advantage of the Opportunities, Cosan Ltd, as the controlling shareholder of Cosan S.A., undertakes to exercise its right of first refusal relative to the equity interest held by Cosan Ltd.

Cláusula 5. Disposições Gerais	Section 5. Miscellaneous Provisions
5.1 Este Compromisso é celebrado em caráter irrevogável e irretratável, obrigando as Partes e seus sucessores e cessionários permitidos a qualquer título.	5.1 This Commitment is irrevocable in nature, binding the Parties and their successors and permitted assignees thereof.
5.2 Toda e qualquer alteração a este Compromisso, suas cláusulas e condições, somente serão válidas se feitas por escrito, mediante termo aditivo a este Compromisso.	5.2 Any modification to this Commitment, its clauses and conditions, will only be valid if made in writing by an amendment to this Commitment by each of the parties hereto.
5.3 Termos aditivos a este compromisso somente serão eficazes se aprovados em Assembléia Geral da Cosan S.A. na qual Cosan Ltd. e os Controladores Indiretos deixem de exercer seu direito de voto.
5.3           Amendments to this Commitment entered into by the parties hereto will only become effective if approved at a General Meeting of Cosan S.A. in which Cosan Ltd. and the indirect controlling shareholders do not vote.

5.4 Uma via deste compromisso será aquivada na sede da Cosan S.A.	5.4 A copy of this commitment will be kept at the headquarters of Cosan S.A..

Cláusula 6. Vigência e Término	Section 6. Duration
6.1 Este Compromisso entrará em vigor no momento de sua celebração e permanecerá em vigor até a ocorrência do primeiro dentre os seguintes eventos:	6.1 This Commitment shall become effective when the parties hereto execute and deliver this Commitment and will remain in effect until the occurrence of the earliest of the following events:
(i) decurso do prazo de três anos, a contar da presente data;	(i) the lapse of three years from the date hereof;
(ii)          o número de Ações em Circulação da Cosan S.A., tal como definida pelo Regulamento de Listagem do Novo Mercado da BOVESPA, seja reduzido a menos do que 5% (cinco por cento) do número total das ações representativas do capital social da Cosan S.A.; ou

(ii)          the number of Free Float Shares of Cosan S.A., as defined by the Listing Regulations of the Novo Mercado of the BOVESPA, is less than 5% (five percent) of the total number of shares representing the capital stock of Cosan S.A.; or

(iii) na hipótese do registro da Cosan S.A. como companhia aberta ser cancelado.	(iii) the registration of Cosan S.A. as a publicly-traded corporation is cancelled.

Cláusula 7. Arbitragem	Section 7. Arbitration
7.1           Todas as divergências que possam surgir na interpretação deste Compromisso serão resolvidas segundo as normas de Arbitragen da Câmara de Arbitragem do Mercado enquanto a Cosan S.A. se mantiver listada no Novo Mercado. Cada uma das partes terá o direito de indicar um árbitro que conjuntamente deverão indicar or terceiro árbitro.

7.1           All disputes that may arise regarding the interpretation of this Commitment will be resolved in accordance with the Arbitration Rules of the Câmara de Arbitragem do Mercado so long as Cosan S.A. remains listed on the Novo Mercado. Each Party will have the right to name one arbitrator, who together will name the third arbitrator.

E, por estarem justas e contratadas, as Partes assinam o presente Compromisso, em 03 (três) vias de igual teor e para um só efeito, na presença de duas testemunhas, abaixo assinadas.	In witness whereof, the Parties execute this Commitment in 3 (three) counterparts, all of which together shall constitute one and same instrument, in the presence of the two undersigned witnesses.
São Paulo, 5 de Dezembro de 2007.	São Paulo, December 5th, 2007.

Cosan Limited

/s/ Rubens Ometto Silveira Mello	/s/ Paulo Diniz
Name: Rubens Ometto Silveira Mello	Name: Paulo Diniz
Title: Chief Executive Officer	Title: Chief Financial Officer

Cosan S.A. Indústria e Comércio

/s/ Rubens Ometto Silveira Mello	/s/ Paulo Diniz
Name: Rubens Ometto Silveira Mello	Name: Paulo Diniz
Title: Chief Executive Officer	Title: Chief Financial Officer

Rubens Ometto Silveira Mello

/s/ Rubens Ometto Silveira Mello

Witnesses

/s/ Marcello Souza Scarela Portela	/s/ Marcos Rafael Firsut
Nome/Name: Marcello Souza Scarela Portela	Name: Marcos Rafael Firsut
RG/ID: 6.762.668	RG/ID: 14.665.186